SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report:  December 21, 2003  (Date of Earliest Event Reported: December 12, 2003))

CORNERSTONE PROPANE PARTNERS, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12499	77-0439862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA  95076
(Address of Principal Executive Offices, including  Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On December 12, 2003, the Securities and Exchange Commission (the “Commission”) entered an order, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended, ordering the deregistration of the common units representing limited partner interests  (the “Units”) of Cornerstone Propane Partners, L.P. (the “Partnership”) pursuant to an Offer of Settlement entered into by the Partnership with the Commission.

As a result of the entry of the order, pursuant to Section 12(j) no member of a national securities exchange, broker, or dealer may make use of the mails or any means of instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, the Units.

A copy of the order is available on the Commission’s website at www.sec.gov.

As a result, the Partnership is no longer required to and does not anticipate making filings of annual, quarterly or other reports pursuant to Section 13(a) of the Exchange Act.

SIGNATURES

                According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CornerStone Propane Partners, L.P.

/s/ Curtis G. Solsvig III
Date: December 21, 2003	Curtis G. Solsvig III
Its: Chief Executive Officer